UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Main Street, Suite 1510 Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2014, Targacept, Inc. held its 2014 annual meeting of stockholders. At the meeting, the stockholders: (1) elected Julia R. Brown, Dr. Stephen A. Hill, and John P. Richard to Targacept’s Board of Directors as Class II directors for a term to expire at the 2017 annual meeting of stockholders, with each such director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, retirement, resignation or removal (“Election of Directors”); (2) approved, on an advisory basis, the compensation of Targacept’s named executive officers as disclosed in the proxy statement for the meeting (“Advisory Vote on Executive Compensation”); and (3) ratified the appointment of Ernst & Young LLP as Targacept’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Auditor Ratification”). A more complete description of each of these matters is set forth in Targacept’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2014.

The number of votes cast by the stockholders in favor, against or withheld and, where applicable, the number of abstentions and the number of broker non-votes on each of the foregoing matters are set forth below.

1. Election of Directors

Nominee	Shares Voted For	Shares Voted to Withhold Authority

Julia R. Brown	19,588,907	1,046,674

Dr. Stephen A. Hill	19,949,841	685,740

John P. Richard	19,566,444	1,069,137

There were 10,356,658 broker non-votes with respect to the Election of Directors.

2. Advisory Vote on Executive Compensation

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Votes

20,178,334	444,532	12,715	10,356,658

3. Auditor Ratification

Shares Voted For	Shares Voted Against	Shares Abstaining

30,933,388	57,008	1,843

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: June 9, 2014	/s/ Patrick C. Rock
Patrick C. Rock
Senior Vice President, General Counsel and Secretary